                                 Exhibit (h)(33)

                First Amendment dated as of February 11, 2002 to
              Funds Trading Agreement dated as of January 1, 2001
      between Fidelity Investments Institutional Operations Company, Inc.,
       One Group Mutual Funds and Banc One Investment Advisors Corporation

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               FIRST AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN
          FIDELITY INVESTMENTS INSTITUTIONAL OPERATION'S COMPANY INC.,
                           ONE GROUP MUTUAL FUNDS AND
                    BANC ONE INVESTMENT ADVISORS CORPORATION

     THIS AMENDMENT, effective as of the eleventh day of February, 2002, by and between Fidelity, Investments Institutional Operations Company, Inc. ("FIIOC"), One Group Mutual Funds ("One Group"), and Banc One Investment Advisors Corporation ("BOIA").

                                   WITNESSETH:

     WHEREAS, FIIOC, One Group and BOIA entered into a Funds Trading Agreement dated January 1, 2001 ("the Agreement"), regarding the purchase and redemption of shares of the Funds by certain employee benefit plans for which FIIOC provides administrative and recordkeeping services (collectively the "Plans", or individually a "Plan"); and

     WHEREAS, FIIOC One Group and BOIA desire to amend said Agreement in Accordance with the provisions of Section 20 thereof.

     NOW THEREFORE, in consideration of the above premises, FIIOC, One Group and B0IA hereby amend the Agreement by:

     . Amending and restating Section 2 in its entirety as follows:

          2. Orders and Acceptance. FIIOC, as agent of One Group, shall accept from the Plan, Orders for the purchase, exchange or redemption of Shares of the Funds. If such Orders are received by FIIOC prior to the close of trading on the New York Stock Exchange (the "Close of Trading") on a day the New York Stock Exchange is open for business (a "Business Day"), they shall be treated as having been received by One Group on such Business Day ("Trade Date"). One Group will recognize one omnibus account in FIIOC's name in each of the Funds except for the Funds and Plans listed in Exhibit E as attached hereto, and will not maintain separate accounts for individual Plan participants.

     . Restating Exhibit D as Attached hereto.

     . Adding Exhibit E as attached hereto.

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     IN WITNESS WHEREOF, FIIOC, One Group and BOIA have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

 ONE GROUP MUTUAL FUNDS                      FIDELITY INVESTMENTS
                                             INSTITUTIONAL OPERATIONS
                                             COMPANY, INC

 By: /s/ Robert L. Young                     By: /s/Carolyn Redden
      -------------------------------        -----------------------------------
 Name:  Robert L. Young                      Name:  Carolyn Redden
        -----------------------------               ----------------------------
 Title: Treasurer                            Title: Vice President
        -----------------------------               ----------------------------
 Date:  7/26/02                              Date:   7/31/2002
       ------------------------------               ----------------------------


 BANC ONE INVESTMENT
 ADVISORS CORPORATION

 By: /s/ Mark A. Beeson
     --------------------------------
 Name:  Mark A. Beeson
        -----------------------------
 Title: Senior Managing Director
        -----------------------------
 Date:  7/26/02
        -----------------------------

                                       2

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                                    EXHIBIT D

                                  COMPENSATION

     One Group shall pay $18.00 per annum for each participant who owns shares of one or more of the Funds through a Plan. This per participant fee shall be charged once per annum, and billed in monthly installments, for each participant, regardless of the number of Funds in which a participant has invested through a Plan (i.e., if a single participant has invested in one or more of the Funds through a Plan, One Group shall only be required to pay $18.00 per annum for each such participant). The amount that shall be billed monthly shall be calculated by multiplying the number of participants who own shares of one or more of the Funds through a Plan for a given month by the $18.00 per participant fee and dividing that figure by twelve. The number of participant accounts shall be determined and billable as of the last business day of each calendar month.

     FIIOC shall calculate the payments at the end of each calendar month and shall forward an invoice to One Group, along with such other supporting data as may be reasonably requested by One Group. One Group shall remit payment to FIIOC via wire transfer within 30 days of receipt of FIIOC's invoice.

One Group shall pay a portion of the service fee equivalent to the maximum of 15 basis points on assets under management or $18.00 (eighteen dollars) per mutual fund account annually, whichever is greater. Any portion of the fee in excess of the equivalent of this amount shall be paid by BOIA.

For the The B.F. Goodrich Company Retirement Plus Savings Plan for Salaried Employees, The B.F. Goodrich Company Retirement Plus Savings Plan for Wage Employees, and The BFGoodrich Company Savings Benefit Restoration Plan only, One Group shall pay a portion of the service fee equivalent to the maximum of 30 basis points on assets under management or $18.00 (eighteen dollars) per mutual fund account annually, whichever is greater.

                                       3

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                                    EXHIBIT E

                                      FUNDS

  FUND:                  One Group Bond Fund - Class I
  TICKER SYMBOL:         WOBDX
  CUSIP:                 6823IN753
  PLANS:                 The B.F. Goodrich Company Retirement Plus Savings Plan
                         for Salaried Employees
                         The B.F. Goodrich Company Retirement Plus Savings Plan for Wage Employees
                         The B.F. Goodrich Company Savings Benefit Restoration
                         Plan

                                       4